Exhibit 99.1

Form 3 Joint Filer Information

Name:	Two Sigma Investments, LP
Address:	100 Avenue of the Americas, 16th Floor, New York, NY 10013
Date of Event Requiring Statement:	11/09/2023

Name:	Two Sigma Management, LLC
Address:	100 Avenue of the Americas, 16th Floor, New York, NY 10013
Date of Event Requiring Statement:	11/09/2023

Name:	John A. Overdeck
Address:	100 Avenue of the Americas, 16th Floor, New York, NY 10013
Date of Event Requiring Statement:	11/09/2023

Name:	David M. Siegel

Address:	100 Avenue of the Americas, 16th Floor, New York, NY 10013
Date of Event Requiring Statement:	11/09/2023